UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

October 3, 2004

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Chicago, Illinois  60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement.

On October 3, 2004, a Consulting Agreement dated March 30, 1998 between the Registrant and Sidney Warshauer, a former owner of the Registrant, was terminated by its terms as the result of Mr. Warshauer’s death.  The Registrant will take a one-time non-cash charge to amortization expense in the fourth quarter of 2004 reflecting the write-off of the net unamortized balance of Mr. Warshauer’s covenant not to compete, which will result in a net increase in amortization expense of $0.49 million for the quarter.  Beginning in the fourth quarter of 2004, the Registrant’s obligation to make quarterly cash payments of $0.14 million to Mr. Warshauer will cease, and beginning in 2005 the Company will no longer incur any amortization expense related to this Consulting Agreement.

Section 9—Financial Statements and Exhibits

Item 9.01.  Exhibits

99.1                           Press Release, dated October 7, 2004, reporting the termination of a consulting agreement between the Registrant and Sydney Warshauer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: October 7, 2004	By:	/s/ G. Marc Baumann
G. Marc Baumann, Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release, dated October 7, 2004, reporting the termination of a consulting agreement between the Registrant and Sydney Warshauer